Exhibit 99.01

Vocera Reports Third Quarter Results,

Record Government Quarter Drives Strong Backlog

•	Q3 revenue of $26.1 million

•	Non-GAAP EPS loss of ($0.02)

•	GAAP EPS loss of ($0.13)

•	Adjusted EBITDA of ($202,000)

•	Record federal government bookings

•	Continued growth of backlog and deferred revenue

SAN JOSE, Calif. — November 11, 2013 —Vocera Communications, Inc. (NYSE: VCRA), today reported within-guidance revenue of $26.1 million and a net loss of ($0.13) per share. Based on record federal government bookings in the quarter, the company added to its backlog and deferred revenue heading into the fourth quarter.

“Third quarter results demonstrate continuing progress for the year and the value of our multi-pronged growth strategy,” said Brent Lang, Vocera’s president and CEO. “Bookings from eight new VA hospitals and additional expansions in others, as well as solid bookings in the energy industry, allowed us to build backlog and add to our large and growing installed base.”

“Demand for Vocera’s communication solutions remains strong, but sales cycles continue to be extended by constrained hospital spending patterns. Our announcement of the new Vocera Collaboration suite for smartphones, combining our unique voice and messaging capabilities, and the expansion of our Vocera Care Experience offerings, will further enhance our ability to accelerate communication inside and outside the hospital,” added Lang.

Third Quarter 2013 Results

Revenue for the third quarter of 2013 was $26.1 million, a 3% sequential increase over the second quarter, and even with the year-ago quarter. Total revenue was comprised of $15.7 million of product revenue and $10.4 million of services revenue.

Product revenue increased 2% sequentially from the second quarter, but decreased 7% year-over-year. Product revenue in the third quarter was comprised of $4.1 million of software revenue, up 37% sequentially, and down 13% year-over-year, and $11.6 million of device revenue, down 6% sequentially and 5% year-over-year.

Service revenue increased 4% sequentially and 14% from the year-ago third quarter. Service revenue in the quarter was comprised of $8.1 million of software maintenance and support, and $2.3 million of professional services.

GAAP gross margin in the third quarter was 62.4%, even with the second quarter and down 300 basis points from the year-ago quarter. Non-GAAP gross margin of 63.8% increased 20 basis points sequentially, and declined 260 basis point from the year-ago quarter.

GAAP product gross margin was 64.0%, down 120 basis points sequentially from the second quarter and down 490 basis points year-over-year. Non-GAAP product gross margin of 65.0% declined 120 basis points sequentially and 470 basis points from the year-ago quarter.

GAAP services gross margin was 60.0%, up 190 basis points sequentially and up 110 basis points from the year-ago quarter. Non-GAAP services gross margin of 62.0% increased 230 basis points sequentially and 180 basis points from last year’s third quarter.

GAAP net loss for the third quarter was ($3.1) million, or ($0.13) per share, compared to ($2.0) million in the second quarter and a profit of $1.7 million in the year-ago quarter.

Non-GAAP net loss was ($528,000) for the third quarter 2013, or ($0.02) per diluted share, which excludes $2.4 million of stock-based compensation expense and $181,000 of amortization of acquired intangibles expense. That compares, sequentially, to $175,000 of net income, or $0.01 per diluted share in the second quarter, which excluded $2.0 million in stock-based compensation expense and $181,000 in amortization of acquired intangibles. In the year-ago third quarter, the non-GAAP profit was $3.3 million, or $0.13 per share, excluding $1.4 million in stock compensation expense, and $218,000 in amortization of acquired intangibles. A reconciliation of non-GAAP to GAAP financial measures is included in the attached financial schedules.

Adjusted EBITDA in the September 2013 quarter was ($202,000), compared to $591,000 in the second quarter 2013 and $3.8 million in the year-ago third quarter. Adjusted EBITDA margin was (0.8%) in the quarter, compared to 2.3% sequentially and 14.5% year-over-year.

As of September 30, 2013, the company had cash, cash equivalents and short-term investments of $125.2 million and no debt.

2013 Guidance

For the full year 2013, we are narrowing our revenue guidance to a range of $101.8 million to $102.8 million. We expect GAAP earnings per share to be between a loss of ($0.46) and ($0.43), non-GAAP earnings per share to be between a loss of ($0.08) and ($0.05), and non-GAAP Adjusted EBITDA to be between ($100,000) and $600,000. Our full year 2013 non-GAAP guidance excludes estimated stock-based compensation expense of $9.0 million and estimated amortization of intangibles of approximately $0.7 million. Non-GAAP earnings per share guidance is based on a fully diluted share count for the full year 2013 of 24.6 million shares. Income tax for the year is expected to be immaterial.

For the fourth quarter of 2013, we expect revenues to be between $28.0 million and $29.0 million, GAAP loss per share between ($0.11) and ($0.08), non-GAAP earnings between $100,000 and $800,000, non-GAAP earnings per share between breakeven and $0.03, and non-GAAP Adjusted EBITDA between $700,000 and $1.4 million. Our fourth quarter 2013 non-GAAP guidance excludes stock-based compensation expense of approximately $2.7 million and amortization of intangibles of $0.2 million. Non-GAAP earnings per share guidance is based on a fully diluted share count of 24.9 million shares. Income tax for the fourth quarter of 2013 is expected to be immaterial.

Conference Call Information

The Company will host a conference call at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific, today, November 11, 2013, to discuss the company’s results.

Investors may access a free, live webcast of the call through the Investors section of the company’s website at investors.vocera.com

The call also can be accessed by dialing 800-237-9752, or 617-847-8706 for international callers, and using the access code 81970650.

A webcast replay of the call will be archived on the company’s website.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our expected operating results for the full year and fourth quarter of 2013, the future financial performance of our company and the effect macroeconomic conditions affecting the health care industry will have on our business and results of operations. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to the effects of recently enacted U.S. healthcare reform, the effects on government hospital customers of the sequester and budgetary uncertainty, our ability to maintain profitability; the demand for our Voice Communication solution in the healthcare market; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions, to acquire the sole and limited source hardware and software components of our solutions, to obtain the required capacity and product quality from our contract manufacturer, to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our Annual Report on Form 10-K for 2012, most recently filed Quarterly Report on Form 10-Q and our other filings with the SEC. Our filings with the Securities and Exchange Commission (“SEC”) are available on the Investors section of our company`s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for the third quarter of 2013 are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates our company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin for products and for services, non-GAAP net income/(loss), and non-GAAP earnings per diluted share. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income. These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP net income/(loss), and non-GAAP earnings per diluted share as well as Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and booked intangible assets related to these acquisitions. The amortization of these acquisition related costs is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Stock warrant revaluation expenses. This is a non-cash expense as a result of preferred warrants outstanding that were revalued each quarter prior to our initial public offering. We believe the comparisons of ongoing operations should exclude effects of such revaluations.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•	Our stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in our SEC filings.

Vocera Communications, Inc.

Condensed consolidated statements of operations

(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2013	2012	2013	2012
Revenue
Product	$15,666	$16,851	$43,966	$47,643
Service	10,401	9,117	29,810	26,322

Total revenue	26,067	25,968	73,776	73,965

Cost of revenue
Product	5,635	5,237	15,581	16,138
Service	4,155	3,743	12,409	11,134

Total cost of revenue	9,790	8,980	27,990	27,272

Gross profit	16,277	16,988	45,786	46,693

Operating expenses
Research and development	3,798	3,043	10,830	8,248
Sales and marketing	11,791	8,532	32,702	24,064
General and administrative	4,073	3,745	11,000	10,449

Total operating expenses	19,662	15,320	54,532	42,761

(Loss) income from operations	(3,385)	1,668	(8,746)	3,932
Interest income	87	60	170	86
Interest expense and other finance charges	—	—	—	(74)
Other expense, net	76	50	(55)	(1,442)

(Loss) income before income taxes	(3,222)	1,778	(8,631)	2,502
Provision for income taxes	120	(41)	8	(420)

Net (loss) income	(3,102)	1,737	(8,623)	2,082
Less: undistributed earnings attributable to participating securities	—	(9)	—	(1,299)

Net (loss) income attributable to common stockholders	$(3,102)	$1,728	$(8,623)	$783

Net (loss) income per share attributable to common stockholders:
Basic	($0.13)	$0.08	($0.35)	$0.05

Diluted	($0.13)	$0.07	($0.35)	$0.04

Weighted average shares used to compute net (loss) income per share attributable to common stockholders:
Basic	24,747	22,450	24,530	15,973

Diluted	24,747	25,337	24,530	18,751

Vocera Communications, Inc.

Condensed consolidated balance sheets

(Unaudited)

	As of
	September 30,	December 31,
(in thousands)	2013	2012
Assets
Current assets
Cash and cash equivalents	$18,285	$92,521
Short term investments	106,947	34,989
Accounts receivable, net	20,260	21,697
Other receivables	1,121	550
Inventories	4,631	2,772
Prepaid expenses and other current assets	2,517	2,808

Total current assets	153,761	155,337
Property and equipment, net	5,651	3,631
Intangible assets, net	1,725	2,267
Goodwill	5,575	5,575
Other long-term assets	783	495

Total assets	$167,495	$167,305

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	2,963	2,854
Accrued payroll and other current liabilities	8,616	11,754
Deferred revenue, current	23,982	22,451

Total current liabilities	35,561	37,059
Deferred revenue, long-term	6,066	5,882
Other long-term liabilities	1,672	1,239

Total liabilities	43,299	44,180
Stockholders’ equity	124,196	123,125

Total liabilities and stockholders’ equity	$167,495	$167,305

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended September 30,
	2013			2012
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted
GAAP	$(3,102)	24,747	$(0.13)	$1,737	25,337	$0.07
Non-GAAP Adjustments:
Stock compensation adjustment (a)
Gross Margin	272			149
Operating Expenses	2,121			1,244
Intangible amortization (b)
Gross Margin	92			96
Operating Expenses	89			122

Total adjustments (c)	2,574	—	0.11	1,611	—	0.06
Non-GAAP	$(528)	24,747	$(0.02)	$3,348	25,337	$0.13

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expense.
(c)	Non-GAAP earnings are not reserved for payment to participating securities, allowing EPS to be calculated as net income (loss) divided by diluted shares

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Nine months ended September 30,
	2013			2012
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted
GAAP	$(8,623)	24,530	$(0.35)	$2,082	18,751	$0.04
Non-GAAP Adjustments:
Add preferred shares conversion (a)	—	—		—	4,344
Add IPO shares (b)	—	—		—	1,679
Stock compensation adjustment (c)
Gross Margin	707			254
Operating Expenses	5,406			2,417
Intangible amortization (d)
Gross Margin	276			289
Operating Expenses	268			365
Change in fair value of warrant and option liabilities (e)	—			1,631

Total adjustments	6,657	—	0.27	4,956	6,023	0.24
Non-GAAP (f)	$(1,966)	24,530	$(0.08)	$7,038	24,774	$0.28

(a)	Preferred shares as if converted and outstanding for the full year.
(b)	Initial public offering shares issued April 2012, as if they had been outstanding for the full year.
(c)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(d)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expense.
(e)	This adjustment reflects the accounting impact of revaluing preferred stock warrants and the option liability in non-cash expense.
(f)	Non-GAAP earnings are not reserved for payment to participating securities, allowing EPS to be calculated as net income (loss) divided by diluted shares.

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months ended September 30,
	2013					2012
	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities		Total	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities	Total
Gross margin:
Product	$67	$92			$159	$38	$96		$134
Services	205				205	111			111
Operating expenses:
Research and development	194	2			196	149			149
Sales and marketing	816	86			902	452	110		562
General and administrative	1,111	1			1,112	643	12	—	655
Other (income) expense			$		—			$—	—

Non-GAAP income adjustments	$2,393	$181		$—	$2,574	$1,393	$218	$—	$1,611

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Nine months ended September 30,
	2013				2012
	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities	Total	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities	Total
Gross margin:
Product	$186	$276		$462	$68	$289		$357
Services	521	—		521	186	—		186
Operating expenses:
Research and development	632	2		634	285	—		285
Sales and marketing	2,121	260		2,381	722	330		1,052
General and administrative	2,653	6		2,659	1,410	35	—	1,445
Other (income) expense			$—	—			$1,631	1,631

Non-GAAP income adjustments	$6,113	$544	$—	$6,657	$2,671	$654	$1,631	$4,956

Vocera Communications, Inc.

Adjusted EBITDA

(In thousands, unaudited)

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
GAAP net income (loss)	$(3,102)	$1,737	$(8,623)	$2,082
Add back:
Stock compensation expense	2,393	1,393	6,113	2,671
Change in fair value of warrant and option liabilities	—	—	—	1,631
Interest (income) expense, net	(60)	(60)	(110)	(12)
Depreciation and amortization	687	653	1,801	1,930
Income tax (benefit) expense	(120)	41	(8)	420

Non-GAAP adjusted EBITDA	$(202)	$3,764	$(827)	$8,722

About Vocera Communications

Vocera empowers integrated, intelligent communication for mission-critical environments in healthcare, hospitality, energy, retail and other mobile work environments. One of the fastest growing mobile technology companies, Vocera is widely recognized for developing smarter ways to communicate that improve patient and customer satisfaction. Exclusively endorsed by the American Hospital Association, Vocera® Voice Communication, Secure Messaging, and Care Experience solutions are installed in more than 1,000 organizations worldwide. Vocera is headquartered in San Jose, Calif., with offices in Tennessee, Canada, and the United Kingdom. For more information, visit www.vocera.com and @VoceraCom on Twitter.

Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:

Brad Samson

Vocera

408.882.5737

bsamson@vocera.com

Media:

Pam Goncalves

Vocera

408.882.5763

pgoncalves@vocera.com

Claire Baki

Schwartz MSL

415.512.0770

Vocera@schwartzmsl.com